UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                                     OF THE
                        SECURITIES EXCHANGE ACT OF 1934

          Date or Report (Date of Earliest Event Report): June 4, 1997

                           THE NATIONAL REGISTRY INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

               0-20270                               95-4346070
        -----------------------                ----------------------
        Commission File Number)                  (I.R.S. Employer
                                               Identification Number)

            2502 ROCKY POINT DRIVE
                 TAMPA, FLORIDA                          33607
   ----------------------------------------            ---------
   (Address of Principal Executive Offices)            (Zip Code)


                                 (813) 636-0099
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 1.        CHANGE IN CONTROL OF REGISTRANT

               Not applicable.

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

               Not applicable.

ITEM 3.        BANKRUPTCY OR RECEIVERSHIP

               Not applicable

ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               Not applicable.

ITEM 5.        OTHER EVENTS

               (a) LITIGATION MATTER

                      On June 4, 1997, a complaint was served on The National
               Registry Inc. (the "Company") with respect to a cause of action brought by Cogent Systems, Inc. ("Cogent") in Los Angeles Superior Court (Case No. BC 172 245) (the "Suit"). The Suit asserts a claim for breach of contract and seeks compensatory damages of an unspecified amount, declaratory relief and specific performance. Cogent asserts such claim in connection with the license agreement pursuant to which it granted the Company licenses to make, use and sell products incorporating Cogent's AFIS Technology. Cogent asserts, among other things, that the Company improperly sublicensed Cogent's AFIS Technology, and that it failed to enter any commercial markets prior to April 1, 1997, as required to maintain its exclusivity under such license agreement. Accordingly, Cogent asserts that the Company does not have an exclusive right or license to use Cogent's AFIS Technology in any commercial markets and that it has the right to terminate such license agreement. The Company believes that it did enter into various commercial markets prior to April 1, 1997 and that it has an exclusive right and license to use Cogent's AFIS Technology in such markets. On June 12, 1997, representatives of the Company met with representatives of Cogent to discuss the matters raised by the Suit and the Company's related counterclaims. Furthermore, based upon the productive nature of the discussions Cogent agreed to dismiss the Suit, without prejudice. As a result of such discussions, the parties agreed to work together to attempt to resolve each others concerns in a

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               mutually beneficial manner. On June 13, 1997 the Company and
               Cogent entered into a letter agreement confirming this point and further providing that the parties would give each other prior written notice prior to filing any action against the other. On June 16, 1997, Cogent filed, and was granted, a Request For Dismissal of the Suit, without prejudice.

                      The Company and Cogent are currently in discussions in an
               attempt to obtain a mutually-beneficial resolution of these matters. While the Company believes that such discussions are progressing in a favorable manner, there is no assurance that the parties will be able to so resolve such matters or, if able to resolve such matters, that the Company or Cogent will not file suit against the other in connection with such matters or any other matters.

               (b) AMENDMENT TO SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                      On June 5, 1997, the Company and Clearwater Fund IV, LLC
               ("Clearwater"), entered into a letter agreement (the "Letter Agreement") amending the Series C Convertible Preferred Stock Purchase Agreement, dated as of January 31, 1997, by and among the Company, Clearwater and JNC Opportunity Fund Ltd. (the
               "Stock Purchase Agreement"). Pursuant to the Letter Agreement, Clearwater agreed not to sell any shares of the Company's common stock issuable upon conversion of Clearwater's shares of Series C Preferred Stock or upon exercise of its warrants to acquire shares of the Company's common stock, without the Company's consent and approval, for a period of 12 months commencing June 5, 1997. In addition, pursuant to the Letter Agreement, the Company agreed to waive the Stock Purchase Agreement limitation on Clearwater owning more than 4.9% of the outstanding common stock of the Company.

ITEM 6.        RESIGNATION OF REGISTRANT'S DIRECTORS

               Not applicable

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

               (a)  Not applicable.

               (b)  Not applicable.


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               (c) Exhibits

               The exhibits listed on the Exhibit Index on page 6 are filed as part of this Report.

ITEM 8.        CHANGE IN FISCAL YEAR

               Not applicable.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THE NATIONAL REGISTRY INC.

                              By: /s/ JOHN GUSTAFSON
                                  --------------------------------------------
                                  Name: John Gustafson
                                  Title: President and Chief Executive Officer

Date: June 23, 1997


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                                 EXHIBIT INDEX

EXHIBIT                                                          PAGE NO.
-------                                                          --------

10        Letter Agreement, dated June 5, 1997, by and
          between The National Registry Inc. and Clearwater         7
          Fund IV, LLC


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